FIRST SUPPLEMENTAL INDENTURE

                                          between

                              POTOMAC ELECTRIC POWER COMPANY

                                            and

                             THE BANK OF NEW YORK, as Trustee

                               Dated as of __________, 1998


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                                   TABLE OF CONTENTS*

                                                            Page
                                                            ----
                                       ARTICLE I
                                      DEFINITIONS

SECTION 1.1 Definition of Terms                                1

                                      ARTICLE II
                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1 Designation and Principal Amount                   3
SECTION 2.2 Maturity                                           3
SECTION 2.3 Form and Payment                                   3
SECTION 2.4 Global Debenture                                   3
SECTION 2.5 Interest                                           4

                            ARTICLE III
                   REDEMPTION OF THE DEBENTURES

SECTION 3.1 Optional Redemption                                5
SECTION 3.2 Tax Event Redemption                               5
SECTION 3.3 Redemption Procedures                              5
SECTION 3.4 No Sinking Fund                                    5

                            ARTICLE IV
               EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1 Extension of Interest Payment Period               5
SECTION 4.2 Notice of Extension                                6
SECTION 4.3 Limitation of Transactions                         6

                            ARTICLE V
                            EXPENSES

SECTION 5.1 Payment of Expenses                                6
SECTION 5.2 Payment Upon Resignation or Removal                7

                           ARTICLE VI
                   COVENANT TO LIST ON EXCHANGE

SECTION 6.1 Listing on an Exchange                             7

                           ARTICLE VII
                       FORM OF DEBENTURE

SECTION 7.1 Form of Debenture                                  8



*THIS TABLE OF CONTENTS SHALL NOT, FOR ANY PURPOSE, BE DEEMED TO BE A PART OF THIS FIRST SUPPLEMENTAL INDENTURE.

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                             ARTICLE VIII
                     ORIGINAL ISSUE OF DEBENTURES

SECTION 8.1 Original Issue of Debentures                      12

                              ARTICLE IX
                            MISCELLANEOUS

SECTION 9.1 Ratification of Indenture                         12
SECTION 9.2 Trustee Not Responsible for Recitals              12
SECTION 9.3 Governing Law                                     12
SECTION 9.4 Separability                                      12
SECTION 9.5 Counterparts                                      13

   FIRST SUPPLEMENTAL INDENTURE, dated as of _________, 1998 (the "First Supplemental Indenture"), between Potomac Electric Power Company, a District of Columbia and Virginia corporation (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"), under the Indenture dated as of ______, 1998 between the Company and the Trustee (the "Indenture").

   WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's junior subordinated unsecured debentures, notes and other evidences of indebtedness to be issued from time to time in one or more series as may be determined by the Company under the Indenture, in an unlimited aggregate principal amount that may be authenticated and delivered as provided in the Indenture;

   WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of such securities to be known
as its [   ]% Junior Subordinated Deferrable Interest Debentures due 2038 (the
"Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

   WHEREAS, Potomac Electric Power Company Trust I, a Delaware statutory
business trust (the "Trust"), has offered to the public $[         ] aggregate
liquidation amount of its [ ]% Preferred Securities (the "Preferred Securities"), representing preferred undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the
Company of $[    ] aggregate liquidation amount of its [   ]% Common
Securities (the "Common Securities"), in $[         ] aggregate principal
amount of the Debentures; and

   WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

   NOW, THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holder (as defined herein) thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                ARTICLE I

                               DEFINITIONS

   SECTION 1.1.  Definition of Terms.

   Unless the context otherwise requires:

   (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

   (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

   (c)   the singular includes the plural and vice versa;

   (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

   (e) headings are for convenience of reference only and do not affect interpretation;

   (f) the following terms have the meanings given to them in the Declaration (as hereinafter defined): (i) Purchase Agreement; (ii) Delaware Trustee; (iii) Distribution; (iv) Institutional Trustee; (v) Preferred Securities Guarantee; (vi) Preferred Security Certificate; (vii) Regular Trustee; and (viii) Trust Securities.

   (g)   the following terms have the meanings given to them in this Section
1.1(g):

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   "Additional Interest" shall have the meaning set forth in Section 2.5(c).

   "Compound Interest" shall have the meaning set forth in Section 4.1.

   "Coupon Rate" shall have the meaning set forth in Section 2.5(a).

   "Creditor" shall have the meaning set forth in Section 5.1.

   "Declaration" means the Amended and Restated Declaration of Trust of Potomac Electric Power Company Trust I, a Delaware statutory business trust, dated as of _________, 1998.

   "Deferred Interest" shall have the meaning set forth in Section 4.1.

   "Dissolution Event" means the dissolution of the Trust and distribution of the Debentures held by the Institutional Trustee pro rata to the holders of the Trust Securities in accordance with the Declaration, such event to occur at the option of the Company at any time.

   "Extended Interest Payment Period" shall have the meaning set forth in
Section 4.1.

   "Global Debenture" shall have the meaning set forth in Section 2.4(a).

   "Holder" means any person in whose name at the time a Debenture is registered on the Security Register.

   "Interest Payment Date" shall have the meaning set forth in Section 2.5(a).

   "Non Book-Entry Preferred Securities" shall have the meaning set forth in
Section 2.4(a).

   "Optional Prepayment Price" shall have the meaning set forth in Section
3.1.

   "Prepayment Price" shall mean either of the Optional Prepayment Price or the Tax Event Prepayment Price.

   "Stated Maturity" means the date on which the Debentures mature and on which the principal shall be due and payable, together with all accrued and unpaid interest thereon (including Compound Interest and Additional Interest, if any) which date shall be ________, 2038.

   "Tax Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of the original issuance of the Trust Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Company on the Debentures is not, or within 90 days of the date of such opinionwill not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

   "Tax Event Prepayment Price" shall have the meaning set forth in Section
3.2.
                                     2

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                                       ARTICLE II

                     GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

   SECTION 2.1.  Designation and Principal Amount.

   There is hereby authorized a series of Securities designated the "[    ]%
Junior Subordinated Deferrable Interest Debentures due 2038", limited in
aggregate principal amount to $[          ], which amount shall be as set
forth in any written order of the Company for the authentication and delivery of Debentures pursuant to Section 2.04 of the Indenture.

   SECTION 2.2.  Maturity.

   (a)   The Debentures shall mature on the Stated Maturity.

   SECTION 2.3.  Form and Payment.

   Except as provided in Section 2.4, the Debentures shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Trustee in New York, New York; provided, however, that payment of interest may be made, at the option of the Company, by check mailed to the Holder entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled thereto. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Institutional Trustee, the payment of the principal of and interest (including Compound Interest and Additional Interest, if any) on such Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

   SECTION 2.4.  Global Debenture.

   (a)    In connection with a Dissolution Event,

          (i) the Debentures in certificated form shall be presented to the Trustee by the Institutional Trustee (as the Holder of the Debentures) in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture"), to be registered in the name of the Depository Institution, or its nominee, and delivered by the Trustee to the Depository Institution for crediting to the accounts of its participants. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depository Institution; and

          (ii) if any Preferred Securities are held in non book-entry form, any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Depository Institution or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Institutional Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the security registrar for transfer or reissuance, at which time such Preferred Security Certificates will be cancelled and a Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. On issue of such Debentures, Debentures evidenced by a Global Debenture will be deemed to have been cancelled.

   (b) A Global Debenture may be transferred by the Depository Institution, in whole but not in part, only to a nominee of the Depository Institution, or to a successor Depository Institution selected or approved by the Company or to a nominee of such successor Depository Institution.

   (c) If there shall have occurred an Event of Default, then the Company shall execute, and, subject to Section 2.07 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, shall authenticate and make available for delivery the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture, in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be cancelled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depository Institution, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Depository Institution for delivery to the Persons in whose names such Debentures are so registered.

   SECTION 2.5.  Interest.

   (a) Each Debenture will bear interest at the rate of [ ]% per annum (the "Coupon Rate") from the date of original issuance until the principal thereof becomes due and payable, and on any overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each, an "Interest Payment Date"), commencing on September 1, 1998, to the Person in whose name such Debenture or any Predecessor Security is registered, at the close of business on the relevant record date, which will be, as long as the Preferred Securities remain in book-entry form, one Business Day prior to the relevant Interest Payment Date and, in the event the Debentures are not in book-entry form, the tenth day of the month prior to the month in which the relevant Interest Payment Date occurs, except as otherwise provided pursuant to the provisions of Article IV hereof.

   (b) The amount of interest payable for any full quarterly period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date that such interest otherwise would have been payable.

   (c) If, at any time while the Institutional Trustee is the holder of any Debentures, the Trust or the Institutional Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Debentures held by the Institutional Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and by the Institutional Trustee, after paying such taxes, duties, assessments or other governmental charges, will be equal to the amounts the Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

                                    ARTICLE III
                           REDEMPTION OF THE DEBENTURES

   SECTION 3.1 Optional Redemption

   The Debentures are prepayable, in whole or in part, at the option of the Company at any time on or after ______, 2003, at a prepayment price (the "Optional Prepayment Price") equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon (including Compound Interest and Additional Interest, if any) to the date of prepayment.

   SECTION 3.2  Tax Event Redemption

   If a Tax Event shall occur, the Company may, at its option, prepay the Debentures in whole (but not in part) at any time prior to ________, 2003, within 90 days after the occurrence of such Tax Event, at a prepayment price (the "Tax Event Prepayment Price") equal to 100% of the principal amount of such Debentures, plus accrued and unpaid interest thereon (including Compound Interest and Additional Interest, if any) to the date of prepayment.

   SECTION 3.3  Redemption Procedures

   Notice of any redemption will be mailed at least 30 days, but not more than 60 days, before the redemption date specified therein to each Holder of Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the prepayment price, on and after the redemption date interest shall cease to accrue on such Debentures as are called for redemption. If the Debentures are redeemed only in part pursuant to Section 3.1, the Debentures will be redeemed pro rata, by lot or by any other method selected by the Trustee; provided that, if at the time of redemption the Debentures are registered as a Global Debenture, the Depository Institution shall determine, in accordance with its customary procedures, the principal amount of such Debentures held by each Depository Institution participant to be redeemed. The Prepayment Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines; provided that the Company shall have deposited with the Trustee an amount sufficient to pay the Prepayment Price prior to such time.

   SECTION 3.4.  No Sinking Fund.

   The Debentures are not entitled to the benefit of any sinking fund.

                                  ARTICLE IV

                    EXTENSION OF INTEREST PAYMENT PERIOD

   SECTION 4.1.  Extension of Interest Payment Period.

   So long as the Company shall not be in default in the payment of interest on the Debentures, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarterly periods (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Stated Maturity. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, shall bear interest thereon at the Coupon Rate, compounded quarterly, for each quarterly period of the Extended Interest Payment Period ("Compound Interest"). After the expiration of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Debentures, including Compound Interest and Additional Interest, if any (together, "Deferred Interest"), on the first Interest Payment Date following the Extended Interest Payment Period to the Holders in whose names the Debentures are registered in the Security Register on the record date for such Interest Payment Date. Prior to the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period, together with all such further extensions thereof, shall not exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the

Debentures. At the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing limitations. No interest shall be due and payable during an Extended Interest Payment Period, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

   SECTION 4.2.  Notice of Extension.

   (a) If the Institutional Trustee is the only Holder at the time the Company elects to commence an Extended Interest Payment Period, the Company shall give written notice to the Institutional Trustee and the Trustee of its election of such Extended Interest Payment Period one Business Day prior to the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued are payable, or (ii) the date the Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities of the record or distribution date, but in any event at least one Business Day prior to such record date.

   (b) If the Institutional Trustee is not the only Holder at the time the Company elects to commence an Extended Interest Payment Period, the Company shall give the Holders and the Trustee written notice of its election of such Extended Interest Payment Period at least ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to the Holders of the record date or the Interest Payment Date.

   (c) The quarterly period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 20 quarterly periods permitted in computing the maximum duration of the Extended Interest Payment Period permitted under Section 4.1.

   SECTION 4.3.  Limitation of Transactions.

   If (i) the Company shall exercise its right to defer payment of interest as provided in Section 4.1 and the Extended Interest Payment Period is continuing or (ii) there shall have occurred any Event of Default, then (a) the Company shall not declare or pay any dividend on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (1) purchases or acquisitions of shares of its common stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or any other contractual obligation of the Company (other than a contractual obligation ranking pari passu with or junior to the Debentures) or (2) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee and, to the extent permitted by the Declaration, the Common Securities Guarantee).

                                    ARTICLE V
                                     EXPENSES

   SECTION 5.1.  Payment of Expenses.

   In connection with the offering, sale and issuance of the Debentures to the Institutional Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

   (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures and compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.06 of the Indenture;

   (b) be responsible for and shall pay all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses (including reasonable counsel fees and expenses) of the Institutional Trustee, the Delaware Trustee and the Regular Trustees, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition and disposition of Trust assets and the enforcement by the Institutional Trustee of the rights of the holders of the Prererred Securities);

   (c) be liable for any indemnification obligations arising with respect to the Declaration; and

   (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes, of the Trust.

   The Company's obligations under this Section 5.1 shall be for the benefit of, and shall be enforceable by, any person to whom such debts, obligations, costs, expenses and taxes are owed (a "Creditor"), whether or not such Creditor has received notice hereof. Any such Creditor may enforce the Company's obligations under this Section 5.1 directly against the Company and the Company irrevocably waives any right of remedy to require that any such Creditor take any action against the Trust or any other Person before proceeding against the Company. The Company agrees to execute such additional agreements as may be necessary or desirable in order to give full effect to the provisions of this Section 5.1.

   SECTION 5.2.  Payment Upon Resignation or Removal.

   Upon termination of this First Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation that are payable pursuant to Section 6.06 of the Indenture. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Institutional Trustee, as the case may be, pursuant to Section
5.6 of the Declaration, the Company shall pay to the Delaware Trustee or the Institutional Trustee, as the case may be, all compensation and expenses payable as of the date of such termination, removal or resignation.

                                      ARTICLE VI
                            COVENANT TO LIST ON EXCHANGE

   SECTION 6.1.  Listing on an Exchange.

   If the Debentures are distributed to the holders of the Trust Securities and the Preferred Securities are then listed on the New York Stock Exchange, Inc. or another exchange, the Company will use its best efforts to list the Debentures on such exchange.

                                     ARTICLE VII
                                  FORM OF DEBENTURE

   SECTION 7.1.  Form of Debenture.

   The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

   (FORM OF FACE OF DEBENTURE)

[If the Debenture is to be a Global Debenture, Insert -- This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.]

   Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued in exchange therefor is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                            No. ______________________________

                             POTOMAC ELECTRIC POWER COMPANY

               [   ]% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                                         DUE 2038

                                                  CUSIP No.
                                                            ------------

POTOMAC ELECTRIC POWER COMPANY, a District of Columbia and Virginia corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York, as Institutional Trustee of Potomac Electric Power Company Trust I under that certain Amended and Restated Declaration of Trust dated as of __________, 1998 (the "Declaration"), or
registered assigns, the principal sum of   [   ]Dollars ($_________) on
_________, 2038 (the"Stated Maturity"), and to pay interest on said principal sum from ________, 1998, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest as been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 1, June 1, September 1 and December 1 of each year commencing
September 1, 1998, at the rate of [   ]% per annum (the "Coupon Rate"), until
the principal hereof shall have become due and payable, and on any overdue principal, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and, except as provided in the following sentences, for any shorter period on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such interest otherwise would have been payable. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the relevant record dates, which will be, as long as the Debenture remains in book-entry form, one Business Day prior to the relevant Interest Payment Date and, in the event the Debenture is not in book-entry form, the tenth day of the month prior to the month in which the relevant Interest Payment Date occurs. Payments of interest may be deferred by the Company pursuant to the provisions of Article IV of the Supplemental Indenture (as hereinafter defined). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date and shall be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than 10 days nor more than 15 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the holder of this Debenture is the Institutional Trustee, the payment of the principal of and interest on this Debenture will be made at such place and to such account as may be designated by the Institutional Trustee.

   The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness and Other Financial Obligations (each as defined in the Indenture), and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness and Other Financial Obligations, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

   This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

   The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

   IN WITNESS WHEREOF, the Company has caused this instrument to be executed.


                              POTOMAC ELECTRIC POWER COMPANY


                              By:____________________________________
                              Name
                              Title

Attest:

By:______________________________________
Name:
Title:

              (FORM OF CERTIFICATE OF AUTHENTICATION)

                 CERTIFICATE OF AUTHENTICATION

Dated:  ____________, 1998

   This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

The Bank of New York,
as Trustee


By: _______________________________________
     Authorized Signatory


                 (FORM OF REVERSE OF DEBENTURE)

   This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of __________, 1998, duly executed and delivered between the Company and The Bank of New York, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of _______, 1998 (the "Supplemental Indenture"), between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. By the terms of the Indenture, the Debentures are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture.

   This Debenture is redeemable by the Company (i) in whole but not in part (a "Tax Event Redemption") at any time prior to _______ ___, 2003, within 90 days after the occurrence of a Tax Event (as defined in the Indenture) and
(ii) in whole or in part (an "Optional Redemption") on or after _______, 2003. Any such redemption will be made upon not less than 30 days nor more than 60 days notice, at a price equal to 100% of the principal amount hereof, plus any accrued and unpaid interest hereon, to the date of such redemption (the "Prepayment Price"). The Prepayment Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata, by lot or by any other method selected by the Trustee; provided that if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depository shall determine, in accordance with its customary procedures, the principal amount of such Debentures held by each Depository Institution participant to be redeemed.

   In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

   In case an Event of Default shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

   The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures of any series, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or make the principal thereon or any interest or premium thereon payable in any coin or currency other than that provided in this Debenture, or impair or affect the right of any holder of a Debenture to institute suit for payment thereof or the right of repayment, if any, at the option of the holder, without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debentures of any series at the time outstanding affected thereby, on behalf of all of the holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this Debenture and of any Debenture issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

   No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time and place and at the rate and in the money herein prescribed.

   The Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for up to 20 consecutive quarterly periods (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest on such deferred amounts at the Coupon Rate, compounded quarterly, to the extent that payment of such interest is permitted by applicable law); provided that no Extended Interest Payment Period may extend beyond the Stated Maturity of the Debentures. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such period, provided that such period, together with all such further extensions thereof, shall not exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Debentures. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest then due (including Compound Interest), the Company may commence a new Extended Interest Payment Period.

   As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in the City and State of New York, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, fee or other governmental charge payable in relation thereto.

   Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any authenticating agent, any paying agent, any transfer agent and any security registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the security registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and none of the Company, the Trustee, any authenticating agent, any paying agent, any transfer agent, or any security registrar shall be affected by any notice to the contrary.

   No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

   The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

   This Debenture shall be governed by, and construed in accordance with, the laws of the State of New York.

   All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                   ARTICLE VIII

                          ORIGINAL ISSUE OF DEBENTURES

   SECTION 8.1.  Original Issue of Debentures.

   Debentures in the aggregate principal amount of $[            ], may, upon
execution of this First Supplemental Indenture or upon any written order of the Company setting forth the amount therefor, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its President, or any Vice President and its Treasurer, its Secretary, any Assistant Treasurer, or any Assistant Secretary, without any further action by the Company.

                                 ARTICLE IX

                                MISCELLANEOUS

   SECTION 9.1.  Ratification of Indenture.

   The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

   SECTION 9.2.  Trustee Not Responsible for Recitals.

   The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

   SECTION 9.3.  Governing Law.

   This First Supplemental Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

   SECTION 9.4.  Separability.

   In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

    SECTION 9.5.  Counterparts.

   This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

   IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto duly affixed and attested, all as of the day and year first above written.





                                   POTOMAC ELECTRIC POWER COMPANY
Attest:

                                   By:
-------------------------             ---------------------------
Name:                              Name:
Title:                             Title:


Attest:                            THE BANK OF NEW YORK,
                                   as Trustee


------------------------          By:----------------------------
Name:                             Name:
Title:                            Title: